SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ): May 30, 2017

AMERICAN CANNABIS COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 000-26108	90-1116625 (I.R.S. Employer Identification Number)

5690 Logan St # A, Denver, Colorado 80216

(Address of Principal Executive Offices and Zip Code)

(303) 974-4770

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective June 1, 2017, the Company dismissed Pritchett, Siler and Hardy PC as its independent principal accountant to audit the Company’s financial statements. The Company retained Pritchett, Siler and Hardy PC beginning on November 3, 2015. From the date of retention to the date of dismissal, Pritchett, Siler and Hardy PC did not issue any report on the Company’s financial statements which contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to dismiss Pritchett, Siler and Hardy PC was approved by the Company’s Board of Directors.

From the date of retention to the date of dismissal, there were no disagreements with Pritchett, Siler and Hardy PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Pritchett, Siler and Hardy PC, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Company’s two most recent fiscal years and through the date of this report on Form 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

The Company provided Pritchett, Siler and Hardy PC with a copy of this disclosure before its filing with the SEC. We requested that Pritchett, Siler and Hardy PC, provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from Pritchett, Siler and Hardy PC, stating that it does agree with the above statements. A copy of such letter, dated as of June 2, 2017 is filed as Exhibit 16.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 30, 2017, Corey Hollister resigned his position as Director of the Company and Co-Chairman of the Board of Directors. Mr. Hollister’s resignation was not the result of any disagreement with the Company, known to an executive officer of the Company, as defined in 17 CFR 240.3b-7, on any matter relating to the Company’s operations, policies or practices.

The Company provided Mr. Hollister with a copy of the disclosures under this item prior to the filing of this disclosure on Form 8-K, and requested that Mr. Hollister furnish a letter addressed to the company as promptly as possible stating whether he agreed with the statements contained in this disclosure. A copy of such letter, dated as of June 2, 2017 is filed as Exhibit 17.1 to this report.

Effective June 1, 2017, the Company’s Board of Directors appointed Mr. Terry Buffalo as a Director of the Company. There was no arrangement or understanding between Mr. Buffalo and any other persons pursuant to which Mr. Buffalo was selected as a director. Since the beginning of the Company’s last fiscal year, Mr. Buffalo has not been a party to any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Buffalo had or will have a direct or indirect material interest.

Mr. Buffalo was previously appointed the Company’s Principal Executive Officer as reported on Form 8-K filed on January 4, 2017. Mr. Buffalo will continue in this position concurrently with his role as Director. As of the date of the filing of this Report, no material plan, contract or agreement with Mr. Buffalo exists as to his directorial position. As reported on Form 8-K on January 4, 2017, the Company and Mr. Buffalo entered into a contract for compensation regarding his duties as Principal Executive Officer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 1, 2017, the Company repealed and restated its by-laws. The Board of Directors, acting pursuant authority granted under Article VII of the Company’s current by-laws, determined that it was prudent and necessary to repeal and restate the by-laws, as the current by-laws in effect were originally adopted on or about April 15, 2000 by Naturewell, Inc., a predecessor of the Company.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 1, 2017, the Company affirmed its Code of Ethical Conduct applicable to all affiliates, employees and consultants of the Company. The Board of Directors, acting pursuant authority granted under Article VII of the Company’s current by-laws, determined that it was prudent and necessary to affirm the adoption and application of the Code of Conduct, as originally adopted on June 5, 2015.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number Description

EX – 3(ii) Restated By-Laws

EX – 14.1 Code of Ethics

EX – 16.1 Auditor Letter dated June 2, 2017

EX – 17.1 Letter from Corey Hollister dated June 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 5, 2017

AMERICAN CANNABIS COMPANY, INC.

By: /s/ Terry Buffalo

Terry Buffalo

Principal Executive Officer